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                                                                 Exhibit 10.5(a)



                                          December 31, 2001



Mr. Bryan K. Bedford
President and CEO
Chautauqua Airlines, Inc.
Indianapolis Int'l Airport
Suite #160
2500 South High School Road
Indianapolis, IN 46241

Sent via Fax to (317) 484-6060


   Air Services Agreement, dated as of June 11, 2001 by and between Chautauqua
            Airlines, Inc. ("Chautauqua") and AMR Corporation ("AMR")


Dear Mr. Bedford:

                  We refer to the agreement described above (the "Air Services Agreement"). (Unless otherwise defined in this letter, capitalized terms that we use below have the meaning set forth in the Air Services Agreement.)

Chautauqua has informed AMR that Chautauqua wishes to take delivery of three Firm Approved Aircraft under a financing arrangement that is not a Lease meeting the requirements of Section 7.03(c) of the Air Services Agreement (such financing arrangement, and any refinancing of such arrangement that is also not a Lease meeting the requirements of such Section 7.03(c), an "Alternative Financing"). The three Firm Approved Aircraft referred to above have serial numbers 145538, 145543 and 145544, respectively (each, a "Specified Aircraft"). AMR consents, on the following terms, to such deliveries under such Alternative Financing arrangements.

1) Until such time as Chautauqua is able to close an Alternative Financing arrangement with Banco Nacional de Desenvolvimento Economico e Social or its affiliate Agencia Especial de Financimento Industrial - FINAME
     (either being referred to hereafter as "BNDES"), Chautauqua will only enter into an Alternative Financing with Embraer (or an affiliate thereof) (an "Embraer Alternative Financing"), and thereafter, Chautauqua will only enter into an Alternative Financing (including, without limitation, a refinancing of an Embraer Alternative Financing other than pursuant to a Lease meeting the requirements of Section 7.03(c) of the Air Services Agreement) with BNDES.

2) Chautauqua acknowledges that AMR and AA intend to negotiate with BNDES forms of leveraged lease documentation (the "AA/BNDES Form Lease") based on existing




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Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933. The omitted materials have been filed separately with the Securities and Exchange Commission.

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     aircraft loans by BNDES to AMR affiliates and acceptable to AMR for submission to lessors (which may include Solitair Corp., an affiliate of Chautauqua; Chautauqua or a subsidiary of Chautauqua (each a "CAI Affiliate") as the equity participant) with respect to any Firm Approved Aircraft financed by BNDES that are subsequently leased to AA or an AMR affiliate (a "Permitted Assignee") pursuant to either the "put" or "call" provisions of the Air Services Agreement. Any AA/BNDES Form Lease shall be subject to the approval of the lessor under such leveraged lease. Chautauqua and AMR intend to negotiate leveraged lease documentation based on the AA/BNDES Form Lease and acceptable to AMR for lease to an AMR affiliate with a CAI Affiliate as equity participant acting through a trust or similar entity (such lease, a "Chautauqua Leasing Arrangement"). AMR and Chautauqua and their respective affiliates shall not have any liability under this letter for any failure to reach agreement as to an AA/BNDES Form Lease, as to a Chautauqua Leasing Arrangement, or as to any Alternative Financing or other arrangement.

3) Until the date that (i) AMR and BNDES agree to the terms of an AA/BNDES Form Lease, (ii) AMR and Chautauqua agree on the terms of a Chautauqua Leasing Arrangement and, (iii) financing for a Specified Aircraft has been put in place with BNDES that permits such Specified Aircraft to be leased to a Permitted Assignee pursuant to an AA/BNDES Form Lease (and, if applicable, under a Chautauqua Leasing Arrangement) upon exercise of any put or call option referred to below, Chautauqua will not enter into any Alternative Financing for any Specified Aircraft other than the Embraer Alternative Financing. If the conditions of the preceding sentence are satisfied, Chautauqua may enter into an Alternative Financing of a Specified Aircraft on such agreed terms without further approval by AMR of such financing (a "Definitive Alternative Arrangement") for purposes of the Air Services Agreement.

4) At the time of (a) a transfer to AMR or an affiliate of a leasehold interest in a Specified Aircraft or (b) a lease to an AMR affiliate under a Chautauqua Leasing Arrangement, in either case pursuant to a One-Time Put Option, a Call Option or a One-Time Call Option, the Specified Aircraft shall be subject only to the lien of the Alternative Financing (but otherwise free and clear of all liens, including liens permitted by the Alternative Financing).

5) At such time as Chautauqua enters into an [*], provided that (a) the "Lender's Debt Rate" shall be the interest rate charged by [*], and (b) the illustrative Average Monthly Accounting Rent shall be [*] rather than the figure set forth on such [*] in each case subject to further adjustment as provided in [*]. In the event Chautauqua subsequently enters into a Definitive Alternative Financing with BNDES, Chautauqua's reimbursable aircraft


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* Confidential

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     ownership costs with respect to the respective Specified Aircraft shall be recalculated pursuant to [*], as if such aircraft was leased by Chautauqua, provided that the illustrative Average Monthly Accounting Rent shall be [*] rather than the figure set forth on such Exhibit P subject to further adjustment as provided in Exhibit P. The foregoing is not intended to amend or modify Schedule E-3, Section 1. J of the Air Services Agreement or Schedule E-3, Section 1. K of the current proposed draft of the Amended and Restated Air Services Agreement.

6) AMR agrees that it may not exercise either of its One-Time Call Option or its Call Option under 7.03 of the Air Services Agreement and Chautauqua agrees that it may not exercise its One-Time Put Option under
     Section 7.03 of the Air Services Agreement with respect to any Specified Aircraft that is subject to an Alternative Financing until such time, if any, that a Definitive Alternative Financing or a Lease is entered into with respect to such aircraft.

7)   Except as otherwise expressly provided herein, this letter does not limit
     (a) any of AMR's One-Time Call Option or AMR's Call Option or Chautauqua's One-Time Put Option pursuant to Section 7.03 of the Air Services Agreement, which options will remain in effect with respect to each Specified Aircraft, or (b) any of the other rights or obligations of Chautauqua or AMR under the Air Services Agreement.

8) This letter agreement does not apply to any Firm Approved Aircraft other than the Specified Aircraft.

9) AMR agrees that each Specified Aircraft shall be placed into service under the Air Services Agreement and waives any claim for any delay in placing such Aircraft into service, including any claim for liquidated damages under Section 1.02(a) of the Air Services Agreement. AMR further acknowledges and agrees that Chautauqua has the right under certain circumstances to return the Specified Aircraft to Embraer and agrees that in the event Chautauqua exercises such right, (a) such Aircraft shall be removed from service under the Air Services Agreement, (b) such Aircraft shall no longer be subject to the terms and conditions of the Air Services Agreement, (c) the Air Services Agreement shall be amended mutatis mutandi to reflect the removal from service of such Aircraft, and (d) AMR consents to the removal from service of such Aircraft.

         Except as modified hereby, the Air Services Agreement remains in effect. This letter agreement shall be governed by the internal laws of Texas without reference to conflict of laws rules.

         This letter agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Execution may be effected by delivery of facsimiles of signature pages (and the parties shall follow such delivery by prompt delivery of originals of such pages). This letter agreement may be executed in any


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* Confidential

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number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Any counterpart may be executed by facsimile signature and such



         [Intentionally Blank.  Continued on next page.]


























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facsimile signature shall be deemed an original. Each counterpart of this letter agreement including a signature page executed by each of the parties hereto shall be an original counterpart of this letter agreement, but all of such counterparts together shall constitute one instrument.

         If you are in agreement with the foregoing, please countersign a copy of this letter agreement and return a copy to the parties set forth in the notice provisions of the Air Services Agreement.

Very Truly Yours,


AMR CORPORATION

By:
   -------------------------------

Its:
    ------------------------------




AGREED AND ACCEPTED:

CHAUTAUQUA AIRLINES, INC.

By:
   -------------------------------

Its:
    ------------------------------






cc:      Wexford Capital, LLC, 411 West Putnam Avenue, Greenwich, CT  06830;
         Attention: Joseph Jacobs, President; Attention: Arthur Amron, General Counsel;
         Fax # 203-862-7312
         Tom Bacon - American Eagle
         Gary Foss - American Eagle
         Holly Stroud - American Airlines
         Lisa May - Haynes & Boone, Fax # 214-200-0511
         John Hoyns - Hughes Hubbard & Reed, Fax # 212-422-4726
         Debevoise & Plimpton, 919 Third Avenue, New York, NY 10022;
         Attn: Nilima Muttana; Fax # 212-909-6836


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                          ATTACHMENT TEXT OF EXHIBIT P

Note: input items marked with an asterisk (*) will be adjusted in the manner specified. The figures included below are based on GECC indicative financing as of November 7, 2001.

Purchase Price*:    [*]

Closing Date*:      November 23, 2001 (to be adjusted to reflect the actual
                    delivery date of the respective Firm Approved Aircraft).

5-yr Generic
US Swap Rate*:      [*] (determined using Bloomberg page "IRSB18." To be
                    adjusted to reflect the rate in effect on the Closing Date).

Equity After-Tax
Yield*:             [*]

Composite
Tax Rate:           35%

Lender's
Debt Rate*:         CIRR Rate (as adjusted for the rate in effect on date of
                    closing, which is [*] as of November __, 2001).

CIRR Rate: For any day, the Commercial Interest Reference Rate for the U.S. dollar with respect to loans with a tenor exceeding 17 semi-annual repayment periods applicable for such day, as published for monthly periods by the United States Export-Import Bank, at its official website address under the heading "Commercial Interest Reference Rate (CIRRS)."

Rent Structure:     [*]

Average Monthly
Accounting Rent:    [*] (to be determined using the Warren & Selbert ABC
                    Program using the input items set forth herein; provided, however, that in no event shall the rent be less than the Lender's debt service).


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* Confidential

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Residual:           [*] of Purchase Price

Early Buyout Date:  [*] Anniversary of the Closing Date.

Early Buyout Price: The greater of (a) the termination value, as determined according to the Warren & Selbert ABC Program, and (b) the estimated fair market value as of the Early Buyout Date of the respective Firm Approved Aircraft determined by an outside appraiser on the Closing Date.


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* Confidential

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                            Note to Exhibit 10.5(a)


The two additional Letter Agreements are substantially identical in all material respects to the filed Letter Agreement except as follows:


Date of Letter Agreement             Serial Numbers Covered
------------------------             ----------------------

February 20, 2002                    145569

March 27, 2002